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                                                                    Exhibit 99.1

[POLYONE LOGO]

                                                                    NEWS RELEASE

For Immediate Release


               POLYONE COMPLETES ASSESSMENT OF GOODWILL IMPAIRMENT

CLEVELAND - April 8, 2002 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it has adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and has completed its assessment of goodwill impairment. The standard eliminates goodwill amortization upon adoption, and requires an assessment for goodwill impairment upon adoption and at least annually thereafter.

As a result, PolyOne will recognize a non-cash transitional impairment charge of $55 million, to be reflected as a cumulative change in accounting principle in the first quarter of 2002. The required evaluation under the new standard showed that goodwill related to the 1999 acquisition of PolyOne's Engineered Films operation was impaired.

Also, as of December 31, 2001, PolyOne had an intangible asset of $25.2 million recorded for acquired workforces, with annual amortization of approximately $4 million. Under the new accounting standard, the intangible workforce asset was reclassified as goodwill. As a result of the reclassification and recognition of the goodwill impairment charge, goodwill will total $447 million on PolyOne's balance sheet as of March 31, 2002.

PolyOne will release 1st quarter 2002 earnings on April 30, 2002 and will host an analyst conference call at 9:00 am, ET on May 1, 2002. The call will be broadcast live and for two weeks on the Company's Web site: www.polyone.com.

ABOUT POLYONE
PolyOne Corporation, with annual revenues approaching $3 billion, is an international polymer services company with operations in thermoplastic compounds, specialty vinyl resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding, and thermoplastic resin distribution. Headquartered in Cleveland, PolyOne has more than 8,000 employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
In this release contains statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, for example, statements about business outlook, assessment of market conditions, strategies, future plans, future sales, prices for major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include (but are not limited to): (1) an inability to achieve or delays in achieving savings related to consolidation and restructuring programs;
(2) delays in achieving or inability to achieve cost reduction and employee productivity goals and other strategic value capture initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in world, regional or U.S. plastic, rubber and PVC consumption growth rates affecting the Company's markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the PVC, VCM, chlor-alkali or other industries in which the Company participates; (6) fluctuations in raw material prices and supply and energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw material feed-stocks, of other equity or joint venture relationship companies; (10) lack of direct control over the reliability of delivery and quality of the primary raw materials utilized in the Company's products; (11) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (12) an inability to launch new products and/or services that fit strategically with and add value to the Company's business;
(13) the possibility of goodwill impairment; (14) an inability to maintain any required licenses or permits; (15) an ability to comply with any environmental laws and regulations.

PolyOne Investor & General Media Contact:   Dennis A. Cocco
                                            Chief Investor &
                                              Communications Officer
                                            216.589.4018
                                            dennis.cocco@polyone.com


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